FOR IMMEDIATE RELEASE

Intellect Neurosciences, Inc. Announces Preliminary Agreement with Significant Shareholders to Provide Interim Funding and Assist the Company in Efforts to Secure Additional Financing

NEW YORK, NY, February 10, 2009 /PRNewswire/ — Intellect Neurosciences, Inc. (OTC Bulletin Board: ILNS) -, a biopharmaceutical company focused on development of disease-modifying therapeutic agents for Alzheimer's disease (“AD”), announced today that several of its significant shareholders (the “Interested Shareholders”) have agreed in principle to provide interim funding to the Company and assist the Company in its efforts to restructure its balance sheet.  The Company has initiated discussions with the Interested Shareholders regarding a potential equity financing to fund operations for a longer period than that covered by the interim funding. The contemplated transactions are subject to negotiation and execution of definitive agreements.

Appointment of New Directors

In connection with the contemplated financings, the Interested Shareholders will be given the right to appoint three new members to a newly constituted Board of Directors of the Company. Recently, the Company disclosed that its former independent directors resigned their positions because of a lack of funding to pay for directors and officers liability insurance. The Interested Investors intend to nominate suitable candidates to fill the Board vacancies shortly. The Company intends to seek the approval of its shareholders to a resolution amending the Company’s certificate of incorporation to reduce the number of seats on the Board of Directors to five members.

Management Changes

Dr. Daniel Chain has agreed to resign from his position as Chief Executive Officer and assume the position of Chief Scientific Officer so that he may focus his time on advancing the Company’s pipeline programs. He will remain Chairman of the Board of Directors. Elliot Maza will remain President and CFO and a member of the Board of Directors. The Interested Investors are assisting the Company in its search for a new CEO with significant industry experience.

Mr. Maza commented: "We are delighted that several of our significant stakeholders recognize the value proposition inherent in Intellect’s intellectual property and pipeline programs and are committing funds to assist us in stabilizing the Company’s financial position.”

About Intellect Neurosciences, Inc.

Intellect Neurosciences, Inc. is a biopharmaceutical company engaged in the discovery and development of disease-modifying therapeutic agents for the treatment and prevention of Alzheimer's disease and other disorders. The Company has underlying intellectual property assets, including several patent families supporting its internal programs, and a pivotal patent estate regarding passive AD immunotherapy. The Company granted a non-exclusive, worldwide, royalty-bearing license to its ANTISENILIN® monoclonal antibody platform to Wyeth and Elan Pharma International Ltd. The license grants rights to Wyeth and Elan under Intellect's patents with respect to the development and sale of Bapineuzumab, a monoclonal antibody intended to treat AD. Wyeth and Elan are currently testing Bapineuzumab in several thousand Alzheimer's patients in a Phase 3 clinical trial. Recently, the Company granted a similar non-exclusive license to another top tier global pharmaceutical company. The Company’s drug product pipeline includes IN-OX1, a brain-penetrating copper-binding antioxidant for treatment of Alzheimer’s and other neurodegenerative conditions, which has been tested in Phase 1 clinical trials; IN-N01, a humanized monoclonal antibody designed to promote the clearance of soluble beta amyloid; and RECALL-VAX, a vaccine technology that has potential to delay or prevent Alzheimer's disease in people who are at risk.

Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Intellect relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Intellect's product candidates, the plans of Intellect to obtain interim funding through the Note and additional equity financing from, or with the assistance of, the Interested Shareholders, and the sufficiency of Intellect's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Intellect's ability to fund such efforts with or without partners. Intellect undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Intellect's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Intellect's Annual Report on Form 10-K (file no. 333-128226) filed on October 13, 2009, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed on November 16, 2009.

 For additional information, please visit http://www.intellectns.com.